UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2021 (June 21, 2021)

HCA Healthcare, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-11239	27-3865930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Park Plaza, Nashville, Tennessee	37203
(Address of Principal Executive Offices)	(Zip Code)

(615) 344-9551

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	HCA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Underwriting Agreement

On June 21, 2021, HCA Healthcare, Inc. (the “Registrant” or the “Parent Guarantor”), HCA Inc., a wholly owned subsidiary of the Registrant (the “Issuer”), and certain subsidiary guarantors of the Issuer entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc. and Wells Fargo Securities, LLC as representatives of the several underwriters named therein, for the issuance and sale by the Issuer of $2,350,000,000 aggregate principal amount of senior secured notes (collectively, the “Notes”) in the following tranches:

•	$850,000,000 aggregate principal amount of 2 3/8% Senior Secured Notes due 2031; and

•	$1,500,000,000 aggregate principal amount of 3 1/2% Senior Secured Notes due 2051.

The Notes will be guaranteed on a senior unsecured basis by the Parent Guarantor and on a senior secured basis by certain of the Issuer’s subsidiaries, and will be issued and sold pursuant to the Registrant’s Registration Statement on Form S-3 (File No. 333-226709) and a related preliminary prospectus supplement dated June 21, 2021.

The description of the Underwriting Agreement is qualified in its entirety by the terms of such agreement, which is incorporated herein by reference and attached to this report as Exhibit 1.1.

Amendment and Restatement of Cash Flow Credit Agreement

Substantially concurrent with the issuance and sale of the Notes, the Issuer intends to amend and restate its senior secured credit facility (the “Cash Flow Credit Facility”) to, among other things, (i) replace the existing $1.071 billion Tranche A-6 term loans with a new Term Loan A tranche of term loans in an aggregate principal amount of $1.500 billion (the “Term Loan A”), maturing on the five year anniversary of the completion of such amendment and restatement, (ii) replace the existing $1.455 Tranche B-12 term loans and $1.131 Tranche B-13 term loans with a new Term Loan B tranche of term loans in an aggregate principal amount of up to $1.000 billion (the “Term Loan B”), maturing on the seven year anniversary of the completion of such amendment and restatement, (iii) replace the existing revolving credit commitments with a new tranche of revolving credit commitments, maturing on the five year anniversary of the completion of such amendment and restatement, and (iv) reduce the interest rate margin applicable to all loans made under the Cash Flow Credit Facility (the foregoing amendments, the “Cash Flow Refinancing Transactions”). The proceeds of the Term Loan A are intended to be used to pay off in full all $1.071 billion Tranche A-6 term loans. The Registrant and the Issuer will not incur additional indebtedness as a result of this refinancing above the refinanced amount, other than amounts covering certain fees and expenses associated with the refinancing.

Amendment and Restatement of ABL Credit Agreement

Substantially concurrent with the issuance and sale of the Notes, the Issuer intends to amend and restate its $3.750 billion senior secured asset-based revolving credit facility to, among other things, replace the existing revolving credit loans and commitments with a new tranche of revolving credit loans and commitments in an aggregate principal amount of up to $4.500 billion, maturing on the five year anniversary of the completion of such amendment and restatement (the “ABL Refinancing Transactions” and, together with the Cash Flow Refinancing Transactions, the “Credit Agreement Transactions”). The proceeds of the revolving loans incurred pursuant to this amendment and restatement are intended to be used to pay off in full all loans outstanding under the Issuer’s senior secured asset-based revolving credit facility, which were $80.0 million at March 31, 2021. The Registrant and the Issuer will not incur additional indebtedness as a result of this refinancing above the refinanced amount, other than amounts covering certain fees and expenses associated with the refinancing.

The Credit Agreement Transactions are subject to market and other conditions, and there can be no assurance that the amendments will be completed on the terms contemplated or at all.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of June 21, 2021, among HCA Inc., HCA Healthcare, Inc., the subsidiary guarantors named therein and BofA Securities, Inc. and Wells Fargo Securities, LLC as representatives of the other several underwriters named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA HEALTHCARE, INC. (Registrant)

By:	/s/ J. William B. Morrow
J. William B. Morrow
Senior Vice President – Finance and Treasurer

Date: June 22, 2021

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